UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2008

KIMBALL HILL, INC.
(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504
Rolling Meadows, Illinois 60008
(Address of principal executive offices, including zip code)

(847) 364-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 23, 2008, Kimball Hill, Inc. and certain of its subsidiaries (collectively, the “Debtors”) filed a motion with the United States Bankruptcy Court for the Northern District of Illinois (the “U.S. Bankruptcy Court”) in the matter of In re Kimball Hill, Inc., et al., Case No. 08-10095 (the “Chapter 11 Cases”), for the entry of an order (the “Record Date Order”) establishing the effective date for any notice and sell-down procedures for trading in claims against the Debtors’ estates (the “Record Date”) that the Court may ultimately enter.

On May 13, 2008, the U.S. Bankruptcy Court entered the Record Date Order establishing May 13, 2008 as the Record Date.  Pursuant to the Record Date Order, potential purchasers of claims against the Debtors are deemed notified that, if the Debtors ultimately seek, and obtain, a U.S. Bankruptcy Court order requiring substantial claim holders to sell down their claim holdings, substantial claim holders may be subject to a required sell-down of any claims purchased after the Record Date. The foregoing description of the Record Date Order is qualified in its entirety by reference to the Record Date Order, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/kimballhill.  The content of the foregoing website is not a part of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Order (A) Establishing an Effective Date for Notice and Sell-Down Procedures for Trading Claims Against the Debtors’ Estate and (B) Granted Related Relief

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: May 14, 2008
/s/ Edward J. Madell
	By:	Edward J. Madell
	Its:	Senior Vice President, Chief Financial
Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Order (A) Establishing an Effective Date for Notice and Sell-Down Procedures for Trading Claims Against the Debtors’ Estate and (B) Granted Related Relief